UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2025

Tyra Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40800	83-1476348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2656 State Street
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 728-4760

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYRA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2025, the Board of Directors (the Board) of Tyra Biosciences, Inc. (the Company) appointed Bhavesh Ashar as the Company’s Chief Operating Officer, succeeding Daniel Bensen in that position, who was appointed the Company’s Chief Discovery Officer, each effective as of December 1, 2025.

Mr. Ashar, 60, previously served as Chief Commercial Officer of SpringWorks Therapeutics, Inc. from March 2021 until September 2025, following its acquisition by Merck KGaA in July 2025. From May 2017 to March 2021, Mr. Ashar served as Senior Vice President, General Manager of U.S. Oncology for Bayer. Prior to that, Mr. Ashar served as Vice President, General Manager of U.S. Oncology for Sanofi Genzyme from May 2014 to April 2017 and as Vice President, Global Head of Transplant (Oncology Division) from December 2011 to April 2014, and earlier, held various roles of increasing responsibility at Sanofi Genzyme over an approximately 15-year tenure. Mr. Ashar received a Bachelor of Science degree in Mathematics from Imperial College in London and an MBA from the University of Chicago Booth School of Business.

In connection with his appointment, the Company entered into an employment agreement (the Employment Agreement). Under the Employment Agreement, Mr. Ashar’s initial annual base salary will be $550,000. Mr. Ashar will also be eligible to participate in an annual incentive program established by the Board. Mr. Ashar’s target annual incentive compensation under such incentive program will be 40% of his then-applicable annual base salary.

In connection with his commencement of employment, Mr. Ashar will be granted options to purchase 300,000 shares of common stock of the Company pursuant to the Company’s 2021 Incentive Award Plan. The options will vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments over the three years thereafter. The options to be granted to Mr. Ashar will have a ten-year term and an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

The Employment Agreement provides for the following benefits in connection with a change in control. In the event of a change in control, the vesting of each of Mr. Ashar’s then outstanding unvested equity awards will accelerate as of immediately prior to such change in control with respect to 50% of the unvested shares of the Company’s common stock underlying these equity awards. The remaining 50% of the unvested shares of common stock underlying these equity awards will continue to vest at the same rate as immediately prior to the change in control, subject to his continued employment with the Company or its successor through the applicable vesting date. Any portion of Mr. Ashar’s outstanding equity awards that remains unvested as of the first anniversary of the change in control will vest in full, subject to his continued employment with the Company or its successor through such first anniversary.

Regardless of the manner in which Mr. Ashar’s employment terminates, he is entitled to receive amounts previously earned during his employment, including unpaid salary, reimbursement of expenses owed, and cash out of accrued but unused paid time-off, subject to compliance with the post-termination obligations. In addition, he is entitled to certain severance benefits under his employment agreement, subject to his execution of a release of claims and compliance with post-termination obligations.

The Employment Agreement provides for severance benefits for certain terminations that arise during and outside a change in control period. Upon a termination without cause, due to death, due to disability, or resignation for good reason outside of a change in control period (as such term is defined below), Mr. Ashar is entitled to (i) a cash lump sum payment equal to 12 months of his current annual base salary plus his then target annual bonus, pro-rated based on the total number of days elapsed in the calendar year as of his date of termination, (ii) accelerated vesting of 50% of his unvested equity awards as of his date of termination, and (iii) payment or reimbursement of the COBRA premiums for him and his eligible dependents, or if coverage under COBRA is not available under the Company’s group health plan, the cash amount necessary to maintain his health coverage at the same coverage levels in effect as of the date of his termination, until the earliest of (a) 12 months from his date of termination, or (b) the date he becomes eligible for comparable health insurance coverage under a subsequent employer’s group health plan.

Under the Employment Agreement, upon a termination without cause, due to death, due to disability, or resignation for good reason within 3 months prior to or 18 months after a change in control (such period, the “change in control period”), Mr. Ashar is entitled to (i) a cash lump sum payment equal to 18 months of his current annual base salary plus his then target annual bonus (ii) accelerated vesting of 100% of his unvested equity awards as of his date of termination, and (iii) payment or reimbursement of the COBRA premiums for him and his eligible dependents, or if coverage under COBRA is not available under the Company’s group health plan, the cash amount necessary to maintain his health coverage at the same coverage levels in effect as of the date of his termination, until the earliest of (a) 12 months from his date of termination, or (b) the date he becomes eligible for comparable health insurance coverage under a subsequent employer’s group health plan.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement which will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TYRA BIOSCIENCES, INC.

Date: December 1, 2025	By:	/s/ Alan Fuhrman
Alan Fuhrman Chief Financial Officer